Exhibit 8.1

[LETTERHEAD OF KUTAK ROCK LLP]

EXHIBIT 8.1 OPINION

April 15, 2024

Nicholas Financial, Inc.

26133 US HWY 19 North

Suite 300

Clearwater, Florida 33763

Re: United States Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as counsel to Nicholas Financial, Inc., a British Columbia corporation (the "Company"), in connection with the filing of the Registration Statement of the Company on Form S-4, including the proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof, the “Registration Statement”) with the Securities and Exchange Commission. The Registration Statement seeks, among other things, shareholder approval to change the Company's jurisdiction of incorporation from the Province of British Columbia in Canada to the State of Delaware in the United States of America in accordance with Section 388 of the Delaware General Corporation Law, as amended, and Section 308 of the British Columbia Business Corporations Act (the "Domestication"). Capitalized terms used but not defined herein have the meaning given to such terms in the Registration Statement.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan of Domestication and such other agreements and documents as we have deemed necessary or appropriate and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity and accuracy of all documents reviewed by us (including the conformity to original documents of all documents submitted to us as email, fax or photostatic copies and the authenticity of such original documents), (ii) that the signatures on all documents examined by us are genuine and have been duly authorized, and such documents reflect all material terms of the agreement between the parties to such documents, (iii) that the parties to such documents have complied and will comply with the terms thereof, and that such documents are enforceable in accordance with their respective terms, (iv) that such documents have been duly authorized by, have been duly executed and delivered by, and constitute (to the extent containing contractual or other obligations) legal, valid, binding and enforceable obligations of, all parties to such documents, (v) all of the parties to such documents are duly organized, validly existing, and have power and authority (corporate, partnership, or other) to execute, deliver, and perform the obligations in such documents, (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms, (vii) that any statements and representations with respect to factual matters made in the certificate dated as of the date hereof from an officer of the Company (the “Officers’ Certificate”) “to the knowledge of” or “to the best knowledge of” any person or similarly qualified are true, complete and correct without such qualification; (viii) in the case of any statement or representation in this opinion, in such documents or in the Officers’ Certificate relating to the absence of any plan, intention, understanding or agreement, that there was in fact no such plan, intention, understanding or agreement; (ix) in the case of any statement or representation in this opinion, in such documents or in the Officers’ Certificate relating to the existence of any plan, intention, understanding or agreement, that there was in fact an actual intention to execute such plan, intention, understanding or agreement, as the case may be; (x) that the Domestication has been and will be effected and documented in a manner that complies with all applicable legal and regulatory requirements; and (xi) that the Company and all other relevant parties have or will timely report the Domestication for U.S. federal income tax purposes in a manner consistent with the conclusions set forth in this opinion letter, except as required by regulatory pronouncements or a court of competent jurisdiction. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, administrative rulings, judicial decisions, published positions of the Internal Revenue Service (the "Service"), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and any such change could apply retroactively. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that our opinion will be accepted by the Service or, if challenged, by a court and no rulings will be obtained from the Service regarding the U.S. federal income tax consequences of the Domestication or otherwise in connection with the transactions effected pursuant to the Plan of Domestication.

Based upon the foregoing and subject to the assumptions, exceptions, limitations, and qualifications set forth herein and in the Registration Statement under the headings “THE DOMESTICATION—United States and Canadian Income Tax Considerations – United States Federal Income Tax Consequences”, we are of the opinion that, for United States federal income tax purposes:

1. The Domestication should qualify as a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code. We express no opinion on the potential U.S. federal income tax consequences of the Domestication pursuant to Section 367 of the Code or the passive foreign investment company rules.

2. The discussion under the headings “THE DOMESTICATION—United States and Canadian Income Tax Considerations – United States Federal Income Tax Consequences” in the Registration Statement, insofar as it expresses conclusions as to the application of U.S. federal income tax law to U.S. and non U.S. Holders addressed therein, should be the U.S. federal income tax consequences to such U.S. and non U.S. Holders resulting from the Domestication. We express no opinion as to whether any U.S. Holder would or would not have a positive “all earnings and profits amount” attributable to such U.S. Holder’s shares in the Company, nor do we express any opinion as to whether the Company is or is not a passive foreign investment company.

Except as expressly set forth above, we express no other opinion on any aspect of law. This opinion has been prepared in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

This opinion is being delivered prior to the consummation of the Domestication and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”), we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the heading “THE DOMESTICATION—United States and Canadian Income Tax Considerations – United States Federal Income Tax Consequences” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

KUTAK ROCK LLP

/s/ Kutak Rock LLP